Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

BANCTRUST FINANCIAL GROUP, INC.

TABLE OF CONTENTS

AMENDED AND RESTATED

BYLAWS

OF

BANCTRUST FINANCIAL GROUP, INC.

ARTICLE I	1
OFFICES	1
ARTICLE II	1
MEETINGS OF SHAREHOLDERS	1
ARTICLE III	3
DIRECTORS	3
MEETINGS OF THE BOARD OF DIRECTORS	4
COMMITTEES OF DIRECTORS	5
COMPENSATION OF DIRECTORS	5
DIRECTOR EMERITUS	5
ARTICLE IV	6
NOTICES	6
ARTICLE V	6
OFFICERS	6
CHAIRMAN OF THE BOARD	7
VICE-CHAIRMAN OF THE BOARD	7
CHIEF EXECUTIVE OFFICER	7
PRESIDENT	7
EXECUTIVE VICE-PRESIDENT AND VICE-PRESIDENT	8
THE SECRETARY AND ASSISTANT SECRETARIES	8
ARTICLE VI	8
CERTIFICATES OF STOCK	8
LOST CERTIFICATES	9
TRANSFERS OF STOCK	9
FIXING RECORD DATE	9
REGISTERED SHAREHOLDERS	10
ARTICLE VII	10
GENERAL PROVISIONS	10
GENERAL PROVISIONS	10
ANNUAL STATEMENT	10
CHECKS	10
FISCAL YEAR	11
SEAL	11
ARTICLE VIII	11
AMENDMENTS	11

AMENDED AND RESTATED

BYLAWS

OF

BANCTRUST FINANCIAL GROUP, INC.

ARTICLE I

OFFICES

SECTION 1. The registered office of the corporation shall be established and maintained in the City of Mobile, County of Mobile, State of Alabama.

SECTION 2. The principal office of the corporation shall be in the City of Mobile, County of Mobile, State of Alabama. The corporation may also have offices at such other places both within and without the State of Alabama as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

SECTION 1. All regular annual meetings of the shareholders shall be held in the City of Mobile, State of Alabama, at such place as may be fixed by the board of directors or at such place either within or without the State of Alabama as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Alabama, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. Annual meetings of shareholders, commencing with the year 2007, shall be held on the third Thursday of May if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such meeting the board of directors shall be elected by the affirmative vote of the holders of a majority of the shares duly voted at the meeting, provided that a quorum is present when the vote is taken. Such other business as may properly be brought before the meeting may be conducted.

SECTION 3. Except as required by Section 234 of the Constitution of Alabama of 1901 or other applicable law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

SECTION 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, after a record date for shareholders entitled to vote at a meeting has been set, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, his or her agent or attorney for a proper purpose, during regular business hours, beginning two days after notice of the meeting is given and continuing through the meeting, at the corporation's principal office. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder, his or her agent or attorney.

SECTION 5. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the board of directors or by a majority of the board of directors or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors or in the bylaws of the corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

SECTION 6. Except as required by Section 234 of the Constitution of Alabama of 1901 or other applicable law, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting.

SECTION 7. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

SECTION 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided herein, by the statutes of Alabama or by the articles of incorporation of the corporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

SECTION 9. If a quorum is present when a vote is taken at any meeting, an action is approved if the votes cast in favor of the action exceed the votes cast opposing the action, unless the question is one upon which by express provision of these bylaws, Section 234 or any other provision of the Constitution of Alabama of 1901, the statutes of Alabama or the articles of incorporation of the corporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 10. Unless otherwise provided in the articles of incorporation each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on or after eleven months from its date, unless the proxy provides for a longer period.

SECTION 11. All shareholder actions must be taken at either a duly called special or annual meeting and may not be taken without such meeting.

ARTICLE III

DIRECTORS

SECTION 1. The number of directors which shall constitute the whole board shall not be less than three nor more than twenty-five. The board at the time these bylaws become effective shall consist of fifteen directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified, unless sooner displaced. Directors need not be shareholders. No person shall be eligible for election as a director if he will be over 72 years of age during the calendar year the election is held, except that the board may, by majority vote, permit the nomination and election of one or more directors without regard to such age limitation in connection with any merger, acquisition or other similar transaction in which such otherwise ineligible director is a director of the company acquired by or merged into the corporation.

SECTION 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

SECTION 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

MEETINGS OF THE BOARD OF DIRECTORS

SECTION 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Alabama.

SECTION 5. The first meeting of each newly elected board of directors shall be held within one month following the annual meeting of the shareholders at which the board was elected, unless a different time and place for such board meeting shall be fixed by the vote of the shareholders at the annual meeting. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

SECTION 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

SECTION 7. Special meetings of the board may be called by the chairman of the board or the chief executive officer on three days' notice to each director, either personally, by telephone, by mail or by telegram; special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of at least 25% of the directors then serving.

SECTION 8. At all meetings of the board a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided herein, by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 9. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

SECTION 10. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

SECTION 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to authorizing distributions; approving or proposing to shareholders action that requires shareholder approval; filling vacancies on the board of directors or on any of its committees; amending the articles of incorporation; adopting, amending or repealing bylaws; approving a plan of merger not requiring shareholder approval; authorizing or approving reacquisition of shares, except according to a formula or method prescribed by the board of directors; or authorizing or approving the issuance or sale or contract for sale of shares, or determining the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

SECTION 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

SECTION 13. The board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or committee or a stated salary as director or a combination of both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

DIRECTOR EMERITUS

SECTION 14. The shareholders or the board of directors may from time to time elect one or more persons as Director Emeritus of the corporation. Such title shall be honorary and shall not entitle its holder to a vote on any matter presented to the board of directors.

ARTICLE IV

NOTICES

SECTION 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

SECTION 1. The officers of the corporation who shall be chosen by the board of directors at its first meeting after each annual meeting of shareholders may be a chairman of the board, a vice-chairman of the board, a chief executive officer, a president and a secretary. The board of directors may also choose from time to time one or more executive vice-presidents, vice-presidents, assistant secretaries, a treasurer and assistant treasurers and other officers, each of whom shall also be an officer of the corporation. Any number of offices may be held by the same person unless the articles of incorporation otherwise provide.

SECTION 2. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

SECTION 3. The officers of the corporation shall hold office until their successors are chosen and qualify, except that any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board. Any vacancy occurring in any office of the corporation may be filled by the board of directors.

CHAIRMAN OF THE BOARD

SECTION 4. The chairman of the board shall preside at all meetings of the board. He shall have such further powers and duties as may, from time to time be prescribed for him by the board.

VICE-CHAIRMAN OF THE BOARD

SECTION 5. In the absence or disability of the chairman of the board, his powers and duties shall temporarily devolve upon the vice-chairman of the board who shall exercise all powers and duties of the chairman during such absence or disability or until the office of chairman shall be filled. He shall have such further powers and duties as may from time to time be prescribed for him by the board or chief executive officer.

CHIEF EXECUTIVE OFFICER

SECTION 6. The chief executive officer shall preside at all meetings of the shareholders and shall have general and active management of the business of the corporation and shall supervise the carrying out of policies adopted or approved by the board of directors. Except as otherwise required by law or the board of directors or the bylaws of the corporation, he shall exercise supervision over and prescribe the powers and duties of all other officers, except chairman of the board, and employees of the corporation, either directly or through such officer or officers as he may designate.

SECTION 7. In the absence or the disability of the chief executive officer, his powers and duties shall temporarily devolve upon the next officer in the line of succession who is available and not disabled, such line of succession being chairman of the board, vice-chairman of the board, president, executive vice-presidents (in the order of their election to such office) and vice-presidents (in the order of their election to such office). The appropriate officer in said line of succession shall exercise all powers and duties of the chief executive officer during his absence or disability or until the office of chief executive officer shall be filled.

PRESIDENT

SECTION 8. The President shall have such powers and duties as may from time to time be prescribed for him by the board or the chief executive officer.

SECTION 9. In addition to the chief executive officer, he shall also have authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed or executed and except where the signing and the execution thereof shall be expressly delegated by the board of directors or the chief executive officer to some other officer or agent of the corporation.

EXECUTIVE VICE-PRESIDENT AND VICE-PRESIDENT

SECTION 10. An executive vice-president or a vice-president shall have such powers and duties as may from time to time be prescribed for him by the board or the chief executive officer.

THE SECRETARY AND ASSISTANT SECRETARIES

SECTION 11. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board or the chief executive officer. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

SECTION 12. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board or the chief executive officer may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

SECTION 1. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by any two of the following officers: the chairman of the board of directors, the vice-chairman of the board of directors, the president, the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him or her in the corporation.

SECTION 2. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

SECTION 3. The board of directors may direct a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and upon delivery to the corporation of a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require. The board of directors may, in its sole discretion, waive any of the conditions herein to the issuance of a new certificate or certificates.

TRANSFERS OF STOCK

SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

SECTION 5. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than seventy nor less than ten days before the date of such meeting, nor more than seventy days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED SHAREHOLDERS

SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Alabama.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

SECTION 1. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.

SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

SECTION 3. The board of directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

CHECKS

SECTION 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

SECTION 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

SECTION 6. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Alabama." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

AMENDMENTS

SECTION 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the shareholders or by the board of directors at any regular meeting of the shareholders or of the board of directors or at any special meeting of the shareholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

These Amended and Restated Bylaws were approved by the board of directors of BancTrust Financial Group, Inc. at a meeting held on March 7, 2007.

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